Consent of Independent Registered Public Accounting Firm



         We have issued our report, dated May 9, 2005, accompanying the financial statements and schedules from the date of inception February 23, 2005 to March 31 of Zandaria Ventures Inc. included in the Registration Statement Form SB-2. We hereby consent to the use of the aformentioned report in the Registration Statement filed with the Securities and Exchange Commission on September 23, 2005.


                                            "Cinnamon Jang Willoughby & Company"


                                             Charterd Accountants
Burnaby, BC
October 18, 2005